Exhibit 23.2

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus Supplement of Valero L.P. and subsidiaries for the offering of 1,236,250 Common Units representing Limited Partner Interests of Valero L.P. and to the incorporation by reference therein of our reports dated March 6, 2003, with respect to (i) the consolidated balance sheets of Valero L.P. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, cash flows and partners' equity for the year ended December 31, 2002, (ii) the consolidated balance sheet of Riverwalk Logistics, L.P. as of December 31, 2002 included in Valero L.P.'s Annual Report on Form 10-K for the year ended December 31, 2002 and (iii) and the financial statements of Valero South Texas Pipeline and Terminals Business for the year ended December 31, 2002 included in Valero L.P.'s Form 8-K dated March 18, 2003 filed with the Securities and Exchange Commission.

                                    /s/Ernst & Young LLP
                                    --------------------

August 5, 2003
San Antonio, Texas